As filed with the U.S. Securities and Exchange Commission on May 10, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1603202
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1895 Mount Hope Ave

Rochester, New York 14620

(585) 271-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vaccinex, Inc. 2018 Omnibus Incentive Plan

(Full title of the plan)

Maurice Zauderer, Ph.D.

President and Chief Executive Officer

Vaccinex, Inc.

1895 Mount Hope Avenue

Rochester, New York 14620

(585) 271-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(585) 232-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Vaccinex, Inc. (the “Company”) to register additional shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable under the Vaccinex, Inc. 2018 Omnibus Incentive Plan (the “Plan”). The additional shares of Common Stock registered pursuant to this Registration Statement are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-226964) filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2018 (the “Prior Registration Statement”).

At the Company’s annual meeting of stockholders held on May 9, 2024, the stockholders of the Company approved an amendment to the Plan to effect a one-time automatic increase in the number of shares of Common Stock authorized for issuance thereunder by 55,422 shares (the “Amendment”).

In addition, the number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on January 1 of each year in an amount equal to (a) 2% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, increasing to 3.5% pursuant to the Amendment, or (b) such lesser number as the Company’s board of directors decides (the “Evergreen Provision”).

This Registration Statement registers an aggregate of 84,503 additional shares of Common Stock available for issuance under the Plan, consisting of (i) 55,422 shares of Common Stock as a result of the Amendment and (ii) 29,081 shares of Common Stock as a result of the Evergreen Provision.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 2, 2024, as amended on Form 10-K/A, filed with the SEC on April 25, 2024;

•

The Company’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC  February 7, 2024 (as amended on  February 8, 2024),  February 13, 2024,  February 15, 2024,  February 21, 2024,  March 4, 2024,  March 27, 2024,  March  28, 2024, April  1, 2024, April  12, 2024, and May 9, 2024; and

•

The Company’s description of its capital stock included under the caption “Description of Capital Stock” contained in its Registration Statement on Form 8-A filed with the SEC on August 8, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1  to its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020.

All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Nothing in this Registration Statement shall be deemed to incorporate information furnished, but not filed with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Vaccinex, Inc. (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2018).

4.2	Amended and Restated Bylaws of Vaccinex, Inc. (incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 13, 2018).

5.1*	Opinion of Harter Secrest & Emery LLP as to legality is filed herewith

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of the Company

23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature pages hereto)

99.1	Vaccinex, Inc. 2018 Omnibus Incentive Plan (incorporated herein by reference from Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on July 23, 2018).

99.2	First Amendment to the Vaccinex, Inc. 2018 Omnibus Incentive Plan (incorporated herein by reference from Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A dated April 2, 2024).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on May 10, 2024.

VACCINEX, INC.

By:	/s/ Maurice Zauderer, Ph.D.
Name:	Maurice Zauderer, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Maurice Zauderer and Jill Sanchez, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D. Maurice Zauderer, Ph.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2024

/s/ Jill Sanchez, CPA Jill Sanchez, CPA	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2024

/s/ Albert D. Friedberg Albert D. Friedberg	Chairman of the Board	May 10, 2024

/s/ Chrystyna Bedrij Stecyk Chrystyna Bedrij Stecyk	Director	May 10, 2024

Jacob B. Frieberg	Director

/s/ Bala S. Manian, Ph.D. Bala S. Manian, Ph.D.	Director	May 10, 2024

/s/ Gerald E. Van Strydonck Gerald E. Van Strydonck	Director	May 10, 2024

/s/ Barbara Yanni Barbara Yanni	Director	May 10, 2024